Exhibit 99.1

American Battery Materials Provides Corporate Update

Management Continues Rapid Pace of Operational Execution; Pursuing Uplist to a Senior Exchange in 2024

GREENWICH, Conn., - Nov. 22, 2023 - American Battery Materials, Inc. (OTC Pink: BLTH) (“ABM”, the “Company”), an environmentally responsible minerals exploration and development company focused on direct lithium extraction (DLE) and other critical minerals for the global energy transition, today provided a brief corporate update to shareholders from David Graber, Chairman and Co-Chief Executive Officer, and Sebastian Lux Co-Chief Executive Officer.

Dear Shareholders,

As we continue to drive forward operational momentum at our Lisbon Valley Lithium Project, we wanted to provide shareholders with an update on our operations, recent macro-economic catalysts driving the need for lithium, our decision to terminate the proposed SPAC transaction and our path to listing on a senior U.S. exchange – such as the NASDAQ or New York Stock Exchange.

Lithium is a Generational Opportunity

The transformation to a clean energy economy has driven a generational opportunity in lithium, propelled by government incentives as well as rapid consumer adoption of battery electric vehicles and home energy storage systems. Despite this momentum, the United States is almost entirely dependent on foreign sources for its lithium needs. The post-COVID world has clearly illustrated the dangers of long, obscure supply chains – making the achievement of U.S. lithium independence more important than ever.

Given these catalysts, the demand for lithium is expected to grow exponentially to nearly 4,000 Kilotons of lithium carbonate equivalent annually by 2030, with global demand expected to severely outstrip supply in the coming years. These structural tailwinds can be clearly seen in global lithium pricing, which has soared from less than $10,000/mt to a high of over $80,000/mt in late 2022, settling around $20,000/mt today.

DLE: A Superior Approach to Lithium Extraction

Our approach to lithium extraction is clearly differentiated and represents a clear structural advantage to ABM. Traditional lithium mining requires large pools to extract lithium from the brine, which faces significant hurdles including environmental damage, potential regulatory issues, and often controversial mining practices. We do not believe that the environmental damage aspect will continue to be overlooked, particularly in the United States, and are seeking to deploy Direct Lithium Extraction (“DLE”), which provides an efficient, more sustainable, and faster-to-production method as compared to legacy hard-rock mining strategies.

Employing DLE rejects critical impurities which ultimately produces a very high-quality lithium end-product while significantly lowering our environmental footprint (in terms of land use, water use and energy consumption). We believe this strategy can significantly increase the supply of lithium from brine projects by nearly doubling production and yield with recoveries potentially reaching over 90%, while eliminating the need for large lithium extraction fields, which destroy the natural environment.

Lisbon Valley Project Summary & Proposed Joint Venture with Xantippe Resources

Our strategic land position and mining claims for our Lisbon Valley Project in San Juan County, Utah positions us to become a leader in the commercial production of lithium in the United States. In July of this year, we acquired substantial new mining claims adjacent to our Lisbon Valley Project which expanded our acreage position several-fold from approximately 2,000 acres to our current position of 14,300 acres today. To that end, we will continue to aggressively seek additional opportunities to increase our claims and expand the scope of our projects.

Our claims in in Utah’s mineral-rich Paradox Basin benefit from advantageous climate trends and have accessible existing energy and logistics infrastructure. Further, our land claims enable ABM to benefit from a favorable regulatory backdrop that is ideal for using DLE, providing further benefits as compared to traditional hard-rock methods.

In addition, earlier this month we announced a proposed joint venture with Xantippe Resources, an Australian-based developer of lithium brine projects in Argentina and Australia. Per our agreement, we will seek to first collaborate in the development of a 54,000-acre lithium brine project utilizing DLE extraction in Argentina’s “Lithium Triangle”. As we progress, we will later assist Xantippe with a second joint venture project in Australia, where a maiden drilling program resulted in the potential for significant lithium-bearing pegmatites.

We look forward to working closely with Xantippe’s team of recognized lithium experts while concurrently leveraging their local knowledge and development expertise. Our companies culturally align with our extraction philosophies and are poised to structurally benefit from increasing demand for sustainably produced lithium. Ultimately, we view this opportunity with Xantippe as providing exciting new optionality while concurrently de-risking the story for our shareholders.

Clearly Defined Pathway to Listing on a Senior Exchange

Our primary goal has always been the creation of sustainable, long-term value for our fellow shareholders. To that end, we continue to aggressively pursue a listing of our common stock on a senior exchange – namely NASDAQ or the New York Stock Exchange.

As was announced earlier this week, our merger with the publicly listed special purpose acquisition company Seaport Global Acquisition II Corp. (“SGII”) was terminated. Material changes proposed by SGII made the transaction untenable to ABM, resulting in the decision to terminate. While this was not the anticipated pathway, we view the previously agreed upon transaction – in which our shareholders were to receive $160 million in SPAC equity (subject to adjustments) – as validation of the inherent value the market sees in ABM and our lithium projects.

As we move ahead, we will seek to engage with a capital markets partner to pursue a traditional uplisting to a senior exchange. We look forward to providing our shareholders with further updates on this front as they develop, and we move closer to this milestone.

Closing Remarks

As we move into 2024 and beyond, we will remain laser-focused on continuing our rapid cadence of operational execution. More specifically, we will seek to complete drill permits for exploration wells on our Lisbon Valley Project; formalize our relationship with Xantippe; pursue a lithium offtake partner; and seek out favorable new acreage acquisition opportunities as they present themselves.

Looking ahead, we are experiencing structural tailwinds and firmly believe that we have the team, world-class property, technology, and demand in place to create a leading lithium supplier in the United States, providing what could be our first sustainable source of domestic lithium using DLE. We have never been more confident in the future of ABM and the potential for long-term value creation to our fellow shareholders, and look forward to sustained execution in the quarters to come.

Sincerely,

David Graber
Chairman and Co-Chief Executive Officer

Sebastian Lux
Co-Chief Executive Officer

About American Battery Materials, Inc.

American Battery Materials, Inc., (OTC Pink: BLTH), is a U.S.-based environmentally responsible critical minerals exploration and development company focused on Direct Lithium Extraction (DLE) as well as other minerals for refining, processing, and distribution to support the country’s urgent critical minerals need to bolster long-term energy transition and the electrification of the US domestic and global economy. For more information, visit www.americanbatterymaterials.com. The information contained on, or that may be accessed through, this website is not incorporated by reference into, and is not a part of, this communication.

To receive American Battery Materials, Inc. company updates via email, visit the Contact page of our website, www.americanbatterymaterials.com/contact.

Forward Looking Statements

This press release includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," "should," "would," "plan," "predict," "potential," "seem," "seek," "future," "outlook," and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. All statements, other than statements of present or historical fact included in this communication, regarding the termination of SGII’s Proposed Business Combination with ABM, SGII's ability to consummate the transaction, the benefits of the transaction and the combined company's future financial performance, as well as the combined company's strategy, future operations, estimated financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. These statements are based on various assumptions, whether or not identified in this communication, and on the current expectations of the respective management of SGII and ABM and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of SGII or ABM. Potential risks and uncertainties that could cause the actual results to differ materially from those expressed or implied by forward-looking statements include, but are not limited to, changes in domestic and foreign business, market, financial, political and legal conditions; risk relating to the uncertainty of the projected financial information with respect to ABM; the overall level of consumer demand for lithium; general economic conditions and other factors affecting; disruption and volatility in the global currency, capital, and credit markets; ABM's ability to implement its business and growth strategy; changes in governmental regulation, ABM's exposure to litigation claims and other loss contingencies; disruptions and other impacts to ABM’s business, as a result of the COVID-19 pandemic and government actions and restrictive measures implemented in response, and as a result of the proposed transaction; ABM's ability to comply with environmental regulations; competitive pressures from many sources, including those, having more experience and better financing; changes in technology that adversely affect demand for lithium compounds; the impact that global climate change trends may have on ABM and its potential mining operations; any breaches of, or interruptions in, ABM’s information systems; fluctuations in the price, availability and quality of electricity and other raw materials and contracted products as well as foreign currency fluctuations; changes in tax laws and liabilities, tariffs, legal, regulatory, political and economic risks.

More information on potential factors that could affect ABM's financial results is included from time to time in ABM’s public reports filed with the SEC, including its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. If any of these risks materialize or ABM's assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that ABM presently know, or that ABM currently believes are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect ABM's expectations, plans or forecasts of future events and views as of the date of this communication. ABM anticipates that subsequent events and developments will cause their assessments to change. However, while ABM may elect to update these forward-looking statements at some point in the future, ABM specifically disclaims any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing ABM's assessments as of any date subsequent to the date of this communication. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Investor Relations Contacts:

American Battery Materials, Inc.

Investor Relations

Email: ir@americanbatterymaterials.com

Tel: (800) 998-7962

Or

Lucas A. Zimmerman
Managing Director
MZ Group - MZ North America
(949) 259-4987
ABM@mzgroup.us
www.mzgroup.us

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